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                [LETTERHEAD OF BLANK ROME COMISKY & McCAULEY LLP]



                                February 2, 1999


Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, PA  19348

         Re:      Genesis Health Ventures, Inc.
                  9 7/8% Senior Subordinated Notes due 2009
                  Registration Statement on Form S-4
                  -----------------------------------------

Gentlemen:

         We have acted as counsel to Genesis Health Ventures, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer to exchange by the Company of up to $125,000,000 in principal amount of 9 7/8% Senior Subordinated Notes due 2009 (the "Exchange Notes") for outstanding $125,000,000 in principal amount of 9 7/8% Senior Subordinated Notes due 2009. The Exchange Notes will be issued pursuant to an Indenture between the Company and The Bank of New York, as trustee (the "Indenture"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and no opinion is expressed as to the laws of any other jurisdiction, except that as to matters of New York law, we have relied on the opinion of Simpson Thacher & Bartlett (a partnership that includes professional corporations), New York, New York, attached as Exhibit "B."

         Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes that are being offered by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and duly executed, authenticated, issued and delivered in accordance with the Indenture, will be binding obligations of the Company.


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Genesis Health Ventures, Inc.
February 2, 1999
Page 2
-----------------------------


         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; (c) general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and (d) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                           Sincerely,

                                          /s/ Blank Rome Comisky & McCauley LLP



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                                   EXHIBIT "A"
                                   -----------



         1.   The Company's Articles of Incorporation, as amended.

         2.   The Company's Bylaws, as amended.

         3.   The Company's Minute Books from May 1985 through the date hereof.

         4.   The Indenture.

         5.   The Registration Statement.


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                                   EXHIBIT "B"
                                   -----------

                   [Letterhead of Simpson Thacher & Bartlett]


                                February 2, 1999

Genesis Health Ventures, Inc.
148 West State Street
Kenett Square, PA 19248

Ladies and Gentlemen:

         We have acted as counsel to NationsBanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Capital Markets, a division of Wheat First Securities, Inc., (collectively, the "Initial Purchasers") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Genesis Health Ventures, Inc., a Pennsylvania corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $125,000,000 aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2009 (the "Exchange Notes"). The Exchange Notes will be issued under an indenture (the "Indenture") between the Company and The Bank of New York, as Trustee. The Exchange Notes will be issued by the Company in exchange for $125,000,000 aggregate principal amount of its outstanding 9 7/8% Senior Subordinated Notes due 2009 (the "Notes").


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                              Genesis Health Ventures, Inc. -2- Feburary 2, 1999

        We have examined the Registration Statement and the form of the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due incorporation and valid existence of the Company, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when (a) the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company has or have taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the exchange and related matters, and (b) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


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                              Genesis Health Ventures, Inc. -3- Feburary 2, 1999


         Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.



                                                  Very truly yours,



                                                  SIMPSON THACHER & BARTLETT